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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company and in the related Prospectuses of our report dated February 5, 2002, except for Note 28, as to which the date is March 19, 2002, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


Form S-3 (No. 333-828)
Form S-3 (No. 333-8997)
Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)
Form S-3 (No. 333-4546)
Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)
Form S-3 (No. 333-4542)
Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)
Form S-8 (No. 333-14481)
Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)
Form S-4 (No. 333-49075)
Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)
Form S-4 (No. 333-60663)
Form S-8 (No. 333-70409)
Form S-3 (No. 333-61409)
Form S-3 (No. 333-69121)
Form S-3 (No. 333-75109)
Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)
Form S-3 (No. 333-77257)
Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)
Form S-3 (No. 333-92743)
Form S-3 (No. 333-31718)
Form S-3 (No. 333-50742)
Form S-4 (No. 333-51154)
Form S-3 (No. 333-52808)
Form S-3 (No. 333-64460)
Form S-3 (No. 333-71002)
Form S-3 (No. 333-71452)
Form S-3 (No. 333-73162)


March 19, 2002


                              /s/ ERNST & YOUNG LLP